EXHIBIT 4.7
                         NOTICE OF GUARANTEED DELIVERY
                                      for
                          SUBSCRIPTION CERTIFICATIONS
                                   issued by
                              KINARK CORPORATION

     This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated October 4, 1996, (the "Prospectus"), of Kinark Corporation, a Delaware corporation (the "Company"), if a holder of Rights cannot deliver the Subscription Card(s) evidencing the Rights (the "Subscription Card(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m. New York City time on November 8, 1996, unless extended (the "Expiration Date"). Such form must be delivered by hand or sent by facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "The Rights Offering - Exercise of Rights" in the Prospectus. Payment of the Subscription Price of $3.00 per share for each share of Common Stock subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m. New York City time on the Expiration Date even if the Subscription Card evidencing such Rights is being delivered pursuant to the procedure for guaranteed delivery thereof.


                              The Subscription Agent is
                    ChaseMellon Shareholder Services, L.L.C.

By Mail:                      Reorganization Department
                              P. O. Box 817
                              Midtown Station
                              New York, New York  10018

By Hand                       Reorganization Department
or                            120 Broadway
Overnight:                    13th Floor
                              New York, New York  10271

Facsimile Transmission:       (201) 329-8936
Confirm by Telephone:         (201) 296-4983


     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Gentlemen:

     The undersigned hereby represents that he or she is the holder of Subscription Card(s) representing ____________ Rights and that such Subscription Card(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Subscription Privilege to subscribe for one share of Common Stock per Right with respect to each of ___________ Rights represented by such Subscription Card. The undersigned understands that payment of the Subscription Price of $3.00 per share for each Common Share subscribed for pursuant to the Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m. New York City time on the Expiration Date and represents that such payment, in the aggregate amount of $__________, either (check appropriate box):

     [ ]  is being delivered to the Subscription Agent herewith; or
     [ ]  has been delivered separately to the Subscription Agent;
and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):
     [ ]  wire transfer of funds
               - name of transferor institution _______________________________
               - date of transfer______________________________________________
               - confirmation number (if available)____________________________
     [ ] uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)
     [ ]  certified check
     [ ]  bank draft (cashier's check)
     [ ]  money order
               - name of maker________________________________________________
               - date of check, draft or money order__________________________
               - check, draft or money order number___________________________
               - bank on which check is drawn or issuer of money order________

Signature(s)____________________________     Address__________________________
________________________________________     _________________________________
Name(s)_________________________________     _________________________________
________________________________________     Area Code and Tel No(s)._________
                    Please Type or Print     _________________________________
Subscription Card
No(s). (if available)

                              GUARANTEE OF DELIVERY
          (Not to be used for Subscription Card signature guarantee)

     The undersigned, a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantees and any other required documents, all within three American Stock Exchange trading days after the date hereof.

_______________________________________      Dated:__________,  1996

_______________________________________      ____________________________
               (Address)                            (Name of Firm)
_______________________________________      ____________________________
(Area Code and Telephone Number)             (Authorized Signature)

     The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Card(s) to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.